UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2023

Verve Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40489	82-4800132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Avenue, Suite 601 Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 603-0070

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VERV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2023 (the “Execution Date”), Verve Therapeutics, Inc. (“Verve” or the “Company”) entered into a Research and Collaboration Agreement (the “Collaboration Agreement”) with Eli Lilly and Company (“Lilly”) for an exclusive, five-year worldwide research collaboration initially focused on advancing Verve’s discovery-stage in vivo gene editing lipoprotein(a) program. Additionally, on the Execution Date, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Lilly, pursuant to which the Company agreed to sell and issue shares of its common stock, $0.001 par value per share (the “Common Stock”), to Lilly.

Research and Collaboration Agreement

Pursuant to the Collaboration Agreement, Verve will be responsible for all research activities and Phase 1 clinical development of the initial target of interest – lipoprotein(a). Verve’s research and development activities will be focused on (i) identifying and engineering specific gene editing systems and in vivo delivery technologies directed to the relevant target; (ii) evaluating and optimizing development candidates to achieve criteria specified in the Collaboration Agreement; and (iii) Phase 1 clinical development. Lilly will reimburse Verve’s research expenses and Phase 1 clinical development expenses consistent with an agreed-upon budget. The research term for the initial target is five years and may be extended by Lilly for up to one additional year. Following completion of Phase 1 clinical trials with respect to any licensed product candidate under the Collaboration Agreement, Lilly will be solely responsible for subsequent development, manufacturing and commercialization of each such product candidate resulting from Verve’s research efforts.

The consummation of the Collaboration Agreement is subject to obtaining any necessary consents and approvals, including review by the appropriate regulatory agencies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”). Within 10 business days following the earlier of the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act, Verve is entitled to receive an upfront payment from Lilly of $30 million. Verve is also eligible to receive up to an aggregate of $465 million in research, development and commercial milestone payments and tiered and incremental high single and low-double digit royalties on global net sales, subject to specified reductions. Such royalty payments will terminate on a country-by-country and product-by-product basis upon the latest to occur of (i) the expiration of the last-to-expire valid claim under the patent rights covering such product in such country, (ii) expiration of the period of regulatory and market exclusivity associated with such product in such country or (iii) 10 years after the first commercial sale of such product in such country.

Following completion of Phase 1 clinical development, Verve has the right to opt-in to a cost and margin share arrangement pursuant to which Lilly and Verve would share the costs and net margins for all product candidates emerging from the collaboration. If Verve exercises its opt-in right, Verve will be obligated to pay an opt-in fee in addition to funding 40% of the development and commercialization costs, and it will have the right to receive, in lieu of the milestones and royalties described above, 40% of the gross margin less eligible expenses from any sales of any product candidates advanced under the collaboration, with Lilly retaining 60% of the cost and margin share. Notwithstanding this opt-in right, Lilly will control the worldwide development and commercialization of any product candidates resulting from the collaboration.

Beyond the initial target of interest, upon the achievement of certain criteria and payment of additional upfront consideration, Lilly has the right to elect one additional, pre-determined target to the collaboration. The research, clinical development and commercialization of such additional target would be subject to the same terms under the Collaboration Agreement as the initial target, including Verve’s right to receive up to an additional $465 million in research, development and commercial milestone payments, Verve’s right to receive tiered and incremental high single and low-double digit royalties on global net sales and Verve’s right to opt-in to a cost and margin share arrangement.

The Collaboration Agreement includes customary representations and warranties, covenants and indemnification obligations for a transaction of this nature. Verve and Lilly each have the right to terminate the Collaboration Agreement for material breach by the other party following notice, and if applicable, a cure period. Lilly may also terminate the Collaboration Agreement in its entirety for convenience upon 180 days’ notice or in part, on a research plan, licensed target or product basis, for convenience upon 90 days’ notice. Verve may terminate the Collaboration Agreement, in part with respect to its licensed patents, if Lilly directly or indirectly challenges the enforceability, validity or scope of such patent rights.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which Verve intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Stock Purchase Agreement

On the Execution Date, in connection with the execution of the Collaboration Agreement, Verve and Lilly also entered into the Stock Purchase Agreement for the sale and issuance of 1,552,795 shares of Common Stock (the “Shares”) to Lilly at a price of $19.32 per share, which is equal to a 15% premium to the volume-weighted average share price of Common Stock over the 30 trading days prior to the Execution Date, for an aggregate purchase price of $30 million. Verve expects to close the sale of the Shares on the third business day following satisfaction or waiver of the closing conditions set forth in the Stock Purchase Agreement, which includes, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act. The Stock Purchase Agreement contains customary representations, warranties and covenants of each party.

The Stock Purchase Agreement includes lock-up restrictions with respect to the Shares. Pursuant to the terms of the Stock Purchase Agreement, Lilly has agreed not to, and to cause its affiliates not to, sell or transfer any of the Shares for a period of time following the date of issuance of the Shares, subject to specified conditions and exceptions.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which Verve intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated herein by reference. The Company expects the Shares to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Verve is relying on this exemption from registration for private placements based in part on the representations made by Lilly, including that it is acquiring the Shares for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and an appropriate legend will be applied to the Shares. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

Item 8.01 Other Events

Based on its current operating plan, the Company anticipates that its existing cash, cash equivalents and marketable securities, together with the expected receipt of the upfront payment of $30 million payable to Verve under the Collaboration Agreement and the expected proceeds of $30 million from the equity investment under the Stock Purchase Agreement, will enable it to fund its operating expenses and capital expenditure requirements into 2026. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act; the closing of the equity investment pursuant to the Stock Purchase Agreement; potential payments that may be received by Verve under the Collaboration Agreement, including potential milestones and royalties; the potential to elect into a cost and margin share arrangement; Verve’s and Lilly’s respective rights and obligations under the Collaboration Agreement and Stock Purchase Agreement; and the Company’s expectations regarding its cash runway. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with whether the proposed transaction will be completed in a timely manner or at all; the possibility that certain closing conditions to the Collaboration Agreement and Stock Purchase Agreement will not be satisfied; uncertainty as to whether the anticipated benefits and opportunities of the proposed collaboration will be realized; the risk that any of the Company’s collaborators fail to make any payments owed to the Company; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements on the Company’s expected timeline; and other risks, uncertainties and other important factors that are described in the Company’s most recent filings with the Securities and Exchange Commission and in other filings that the Company makes with the Securities and Exchange Commission in the future. In addition, the forward-looking statements included in this Report represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERVE THERAPEUTICS, INC.

Date: June 15, 2023	By:	/s/ Andrew Ashe
Name: Andrew Ashe
Title: President, Chief Operating Officer and General Counsel